CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Viacom Inc., Viacom International Inc., Paramount Communications Inc., Viacom Capital I L.P. and Viacom Capital II L.P. for the registration of $3,000,000,000 of senior debt securities, senior subordinated debt securities, preferred stock and preferred partnership interests and to the incorporation by reference therein of our reports dated August 27, 1993, except for Notes A and I, as to which the date is September 10, 1993, with respect to the consolidated financial statements and schedules of Paramount Communications Inc. included in its Transition Report (Form 10-K) for the six months ended April 30, 1993, as amended September 28, 1993, as further amended September 30, 1993, and as further amended March 21, 1994, all filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG

New York, New York
May 5, 1994